EXHIBIT 99.1

Press Release

TRANSUITE.ORG INC. Announces Strategic Acquisition of 51% Stake in World-Leading E-Bike Charging Solutions Provider and Joint Launch of Charging Pile RWA Initiative

Las Vegas, Nevada – September 15, 2025 – TRANSUITE.ORG INC. (Stock Code: TRSO), a Nevada-based AI-driven business solutions innovator providing revolutionary AI business solutions, Web3 blockchain, and RWA services, with an experienced global management team and a strong commercial track record, today announced the signing of a Letter of Intent (LOI) to acquire a 51% stake in Fujian Wochong Intelligent Technology Co., Ltd. (“Wochong”) and jointly launch a charging pile revenue rights tokenization (RWA) initiative. Wochong is a national high-tech enterprise and a leading provider of intelligent e-bike charging and management solutions in China, specializing in integrated R&D and operation of smart charging piles. It leverages an AI cloud platform and IoT technology, holds multiple patents and software copyrights, and has innovated in smart charging pile intellectualization and platform integration.

This proposed acquisition marks a significant step in TRSO’s strategy to expand its portfolio into high-growth, sustainable technology sectors. Wochong has become a key player in China’s e-bike charging market, offering a comprehensive platform including smart charging hardware, cloud-based management systems, and big data analytics. It is an integrated one-stop service provider engaged in professional R&D, production of high-end intelligent e-bike charging pile equipment, charging security management systems, as well as investment, construction, and operation. The company has developed a management cloud platform based on big data and AI technology, integrating cloud intelligence, remote control, big data analysis and monitoring, intelligent device management, smart charging management, and payment settlement functions. It combines intelligent safe charging, fee settlement, user management, monitoring and security, and operational management into a unified platform. With industry-leading core software and hardware original technologies, the company has innovatively achieved intellectualization of charging piles, Internet + IoT integration, and operational platformization. It currently operates over 345,000 charging points across China and serves more than 2 million users.

Notably, upon completion of the transaction, the two parties will jointly launch an innovative charging pile revenue rights tokenization (RWA) program, using smart contract technology to ensure investors receive daily dividends from charging pile RWA revenue.

Innovative Financial Model: RWA Valuation Restructuring and Daily Dividend Mechanism

This acquisition focuses not only on business synergies but also introduces cutting-edge asset digitization solutions. TRSO plans to tokenize the revenue rights of charging pile infrastructure (Real World Asset - RWA) and implement a transparent daily dividend distribution mechanism based on smart contracts. This innovative model provides investors with a stable and traceable income stream while more accurately reflecting the true value of charging pile assets through an RWA valuation restructuring model.

The valuation restructuring model comprehensively considers the stable cash flow generation, asset lifespan, and market growth potential of charging piles, enabling a more precise assessment of asset value and significantly enhancing investment attractiveness. Through this innovative financial model, TRSO expects to attract more investors to participate in charging pile infrastructure construction, promoting capital inflow and sustainable development in the industry.

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“We are thrilled to announce this strategic move into the booming e-bike charging market,” said Mengqing Fan, CEO of TRSO. “Wochong’s innovative platform and impressive growth trajectory align perfectly with our vision of leveraging AI and IoT to create a more sustainable and connected future. Through this acquisition, we will not only diversify our revenue streams but also introduce an innovative RWA model, ensuring daily stable dividends for investors through smart contracts and redefining the value assessment and investment return model for charging pile assets.”

“We are excited about the prospects of partnering with TRSO,” said Song Xiaohuan, CEO of Wochong. “TRSO’s expertise in artificial intelligence, blockchain, and global markets will be invaluable as we scale our operations and expand our service offerings. We believe that the two-wheeler charging pile RWA initiative is not merely a financial innovation but a fundamental restructuring of the industry ecosystem. Through TRSO’s technological empowerment and Wochong’s operational expertise, we will transform ‘every charging pile into an investable digital asset,’ allowing more people to share in the dividends of the new energy revolution and the digital economy.”

The global electric vehicle market is experiencing exponential growth, driving a corresponding surge in demand for reliable and intelligent charging infrastructure. The acquisition of Wochong will provide TRSO with a critical foothold in this rapidly expanding market, which is projected to exceed $100 billion in value by 2030. Currently, China’s electric vehicle fleet totals 460 million units, with an annual market size reaching RMB 300 billion. This massive base generates exceptionally strong charging demand, covering over 100 million daily charging sessions. However, the supporting charging infrastructure faces a significant shortage—by the end of 2024, the number of compliant two-wheeler charging piles in China was less than 5 million, resulting in a supply-demand ratio of merely 1:60, far lower than the 1:3 ratio for new energy vehicles.

As a leading integrated service provider in the industry, Wochong has long recognized this market potential. It currently operates 345,000 charging points across more than 20 provinces in China, serving over 2 million users. Leveraging its AI cloud platform and IoT technology, the company has achieved end-to-end digital management of charging piles, including “remote monitoring, intelligent scheduling, safety protection, and automated settlement.” Its daily charging service frequency has exceeded 500,000 sessions, with a compound annual growth rate maintained at over 45%.

The strategic acquisition between TRSO and Wochong has been formalized through the signing of a non-binding Letter of Intent. The final terms of the transaction will be determined upon completion of due diligence. This acquisition of a 51% stake in Wochong by TRSO is not merely a capital integration but a deep synergy of “technological capabilities + industry resources,” providing solid foundation for the two-wheeler charging pile RWA model. The two parties plan to complete the RWA onboarding of the first 10,000 two-wheeler charging piles by the end of 2025 and gradually expand into global markets, inaugurating a new chapter in the digitization of two-wheeler charging infrastructure assets.

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About TRANSUITE.ORG INC.

TRANSUITE.ORG INC. (Stock Code: TRSO) is a Nevada-based AI-driven business solutions innovator providing revolutionary AI business solutions, Web3 blockchain, and RWA services. With an experienced global management team and a strong commercial track record, the company empowers businesses worldwide across multiple industries through AI-driven digital transformation and business solutions. It offers the world’s first AI social agent platform, enabling enterprises to deploy autonomous AI employees on major social platforms in over 100 languages. Its integrated technology stack combines AI workforce automation, blockchain infrastructure, digital asset management, and Web3 solutions for global businesses.

About Wochong Intelligent Technology Co., Ltd.

Wochong Intelligent Technology Co., Ltd. is a national high-tech enterprise headquartered in Fuzhou, Fujian Province, China, and a leading provider of intelligent e-bike charging and management solutions. The company’s integrated platform includes smart charging hardware, cloud-based management systems, and big data analytics. It is a one-stop integrated service provider engaged in professional R&D, production of high-end intelligent e-bike charging pile equipment, charging security management systems, as well as investment, construction, and operation. The company has developed a management cloud platform based on big data and AI technology, integrating cloud intelligence, remote control, big data analysis and monitoring, intelligent device management, smart charging management, and payment settlement functions. It combines intelligent safe charging, fee settlement, user management, monitoring and security, and operational management into a unified platform. As a national high-tech and innovative technology enterprise, it holds 5 invention patents and 26 software copyrights. With industry-leading core software and hardware original technologies, the company has innovatively achieved intellectualization of charging piles, Internet + IoT integration, and operational platformization. The company is currently planning to develop charging pile RWA to promote capital inflow and development in the charging pile industry.

Forward-Looking Statements

This press release contains forward-looking statements subject to risks and uncertainties. These statements include information regarding possible or assumed future results of our business, financial condition, liquidity, operational results, plans, and objectives. In some cases, you can identify forward-looking statements by terms such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. Statements regarding the proposed transaction with Wochong Intelligent Technology Co., Ltd. are forward-looking. The completion of the transaction is subject to numerous conditions, and there is no guarantee that the transaction will be completed. All forward-looking statements are based on information available to us as of the date of this press release.

Contact:

TRSO Investor Relations

Email: ir@transuite.org

Phone: +1 (775) 295-4295

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